Exhibit 99.1

ENSERVCO Reports Second Quarter Financial Results

●	Reduced industry-wide drilling and completion activity and normal seasonal decline impact revenue and profitability

●	Positive cash flow from operations for first six months resulting in solid debt to equity and working capital ratios

●	Continued growth in hot oiling and acidizing business in Eagle Ford Basin

●	Construction services revenue up significantly with commencement of $2.6 million dirt hauling contract

●	HydroFLOW® bacteria and scale treatment field trial underway with large E&P customer for frac water application

DENVER, CO – August 12, 2016 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its second quarter ended June 30, 2016.

“Decreased drilling and completion activity continued to negatively impact our revenue and margins in the second quarter, which is traditionally one of our two slowest quarters due to the seasonal decline in frac water heating activity during the warmer months,” said Rick Kasch, chairman and CEO. “However, over the past few months we’ve been encouraged by steadily rising rig counts, an uptick in completions activity and resumption of deferred maintenance work with some of our customers – all signs that a recovery may be underway. In the meantime, we continue to focus on providing superior customer service, reducing our cost structure, re-deploying assets to more active areas, and capitalizing on new business opportunities to sustain us during the downturn and position us for accelerated growth when commodity prices recover.

“We continue to build our presence in the Eagle Ford Basin, where a growing number of hot oiling and acidizing assignments with several E&Ps drove a $728,000, or 270%, year-over-year revenue increase in the second quarter,” Kasch added. “We’re also encouraged by initial trial results on our new HydroFLOW® product line, which offers E&Ps an environmentally friendly means of treating bacteria and scale while reducing the use and cost of chemicals. Having achieved encouraging results in reducing bacteria in a frac water application, we’re beginning a new trial to demonstrate cost savings related to reduced biocide usage. We have a number of other potential customers awaiting results of these trials and are optimistic that our HydroFLOW® product line should start generating revenue by year-end and grow to become an important component of our revenue mix over the long term.

“Another highlight in the second quarter was growth in construction services, where commencement of a $2.6 million dirt hauling contract in late May resulted in an incremental $590,000 of revenue in the second quarter,” Kasch said. “We expect to book the balance of the $2.6 million contract in the third and fourth quarters. This project is proving beneficial in helping us retain key employees during our slower summer months.

“In spite of the industry downturn, ENSERVCO has generated $1.6 million in cash from operations year to date and continues to maintain a strong balance sheet with solid debt to equity and working capital ratios. We remain in compliance with terms of our credit facility and at the end of the second quarter we had approximately $5.6 million in availability under our line. We continue to believe ENSERVCO is well positioned to weather the downturn and emerge a stronger company when the recovery occurs.”

Second Quarter Results

Total second quarter revenue was $4.1 million, down 27% from $5.7 million in the same quarter last year. The decline was primarily attributable to reduced drilling and completion activities due to lower commodity prices, the earlier than normal suspension of heating activities due to a continuation of the warm weather from 2015, and management’s decision to de-emphasize low margin water hauling activity.

The $1.6 million decline in total revenue was primarily comprised of a $1.0 million decline in frac water heating, a $532,000 decline in water hauling, and a $513,000 decline in hot oiling. Acidizing revenue increased by $64,000, due in part to the Company’s expansion into the Eagle Ford Basin where combined revenue for hot oiling and acidizing increased 270%, or $728,000, year over year. In addition, the Company generated approximately $590,000 in incremental new revenue from the dirt hauling contract that commenced in late May.

Gross loss in the second quarter was $800,000 versus gross profit of $139,000 in the same quarter last year. The year over year decline in gross margin was primarily attributable to three factors: 1) lower revenue in the traditionally high margin well enhancement service lines; 2) startup costs in the Company’s water management division and lower margins in the new dirt hauling project; and 3) the impact of fixed costs relative to lower revenue.

General and administrative expenses declined 4%, or $39,000, year over year and costs associated with patent litigation and defense declined 61%, or $61,000. These improvements were offset by a 12%, or $178,000, increase in depreciation and amortization expense related to the Company’s acquisition of water transfer assets in early 2016.

The Company incurred a net loss of $2.4 million, or $0.06 per diluted share, versus a net loss of $1.6 million, or $0.04 per diluted share, in the same quarter last year.

Adjusted EBITDA in the second quarter was a negative $1.5 million versus a negative $621,000 in the same quarter last year – a reflection of the significant decline in high margin frac water heating revenue combined with selective price concessions and startup costs related to new business initiatives.

Six-Month Results

Total revenue for the first six months of 2016 declined 50% year over year to $12.4 million from $24.8 million due to the overall decline in drilling and completion activities related to lower commodity prices, warm weather impact on heating services, and a de-emphasis on lower-margin water hauling activity. Revenue was also negatively impacted by approximately $1.0 million due to a year over year decline in the price of propane, which is billed to customers at cost plus.

The $12.4 million decline in total revenue was primarily comprised of a $9.7 million decline in frac water heating, a $1.1 million decline in water hauling, a $236,000 decline in acidizing and a $1.6 million decline in hot oiling despite a $1.4 million increase in hot oiling and acidizing revenue in the Eagle Ford Basin, where the Company continues to expand its well maintenance service lines.

Gross profit in the first half of 2016 was $737,000 versus $8.0 million in the same period last year. The year over year decline in gross margin – to 6% from 32% – was primarily attributable to the decline in high-margin well enhancement services due to lower service activity and warm weather. Startup costs associated with water management and the dirt-hauling project and the impact of lower revenue on fixed costs also contributed to the decline in gross margin.

General and administrative expenses declined 11%, or $233,000, year over year and costs associated with patent litigation and defense declined 83%, or $364,000. These improvements were offset by a 22%, or $603,000, increase in non-cash depreciation and amortization expense related to the larger fleet size and the addition of water transfer assets.

The Company incurred a net loss of $3.5 million, or $0.09 per diluted share, versus net income of $1.3 million, or $0.03 per diluted share, in the same period last year.

Adjusted EBITDA in the first half of 2016 was a negative $873,000 versus positive adjusted EBITDA of $6.1 million in the same period a year ago, primarily reflecting lower levels of higher-margin frac water heating revenue.

ENSERVCO generated $1.6 million in cash from operations in the first half of 2016 compared to $12.7 million in the same period last year. The Company has a long-term debt to equity ratio of 1.6:1. The Company closed the second quarter with working capital of $2.4 million and a current ratio of 2.0:1.

Conference Call Information

Management will hold a conference call today to discuss these results. The call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through August 19, 2016, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13642463. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days. The webcast also is available at the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=175217

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas fields and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2015, and subsequently filed documents. Forward looking statements in this news release that are subject to risk include expectations for, and sustainability of, an industry recovery; prospects that new business opportunities will sustain the Company during the downturn and position the Company for accelerated growth; prospects for continued revenue growth in the Eagle Ford Basin; expectations that HydroFLOW® will be effective, contribute to revenue by year end and become an important component of revenue mix; expectations of booking the balance of the dirt hauling contract by year end; and the Company’s ability to maintain a strong balance sheet, remain in compliance with loan covenants, weather the industry downturn and emerge as a stronger company when the industry recovers. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$4,138,352	$5,702,549	$12,445,411	$24,842,046

Cost of Revenues	4,938,181	5,563,875	11,708,266	16,828,160

Gross Profit (Loss)	(799,829)	138,674	737,145	8,013,886

Operating Expenses
General and administrative expenses	901,321	940,373	1,927,896	2,160,726
Patent litigation and defense costs	39,446	100,197	75,612	439,214
Depreciation and amortization	1,617,620	1,439,838	3,365,592	2,762,772
Total operating expenses	2,558,387	2,480,408	5,369,100	5,362,712

Income (Loss) from Operations	(3,358,216)	(2,341,734)	(4,631,955)	2,651,174

Other Income (Expense)
Interest expense	(500,783)	(247,220)	(873,451)	(500,431)
Gain (Loss) on disposals of equipment	233,473	(1,071)	233,473	(1,071)
Other income	5,010	25,351	7,006	32,251
Total other expense	(262,300)	(222,940)	(632,972)	(469,251)

Income (Loss) Before Tax Expense	(3,620,516)	(2,564,674)	(5,264,927)	2,181,923
Income Tax Benefit (Expense)	1,239,865	950,163	1,808,707	(904,554)
Net Income (Loss)	$(2,380,651)	$(1,614,511)	$(3,456,220)	$1,277,369

Other Comprehensive Income (Loss)	-	-	-	-

Comprehensive Income (Loss)	$(2,380,651)	$(1,614,511)	$(3,456,220)	$1,277,369

Earnings (Loss) per Common Share - Basic	$(0.06)	$(0.04)	$(0.09)	$0.03

Earnings (Loss) per Common Share – Diluted	$(0.06)	$(0.04)	$(0.09)	$0.03

Basic weighted average number of common shares outstanding	38,130,160	37,761,961	38,129,910	37,557,451
Add: Dilutive shares assuming exercise of options and warrants	-		-	1,883,281
Diluted weighted average number of common shares outstanding	38,130,160	37,761,961	38,129,910	39,440,732

ENSERVCO CORPORATION

Calculation of Adjusted EBITDA *

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015

Adjusted EBITDA*
Income (Loss)	$(2,380,651)	$(1,614,511)	$(3,456,220)	$1,277,369
Add Back (Deduct)
Interest Expense	500,783	247,220	873,451	500,431
Provision for income taxes (benefit) expense	(1,239,865)	(950,163)	(1,808,707)	904,554
Depreciation and amortization	1,617,620	1,439,838	3,365,592	2,762,772
EBITDA*	(1,502,113)	(877,616)	(1,025,884)	5,445,126
Add Back (Deduct)
Stock-based compensation	167,071	180,211	317,504	271,271
Patent Litigation and defense costs	39,446	100,197	75,612	439,214
(Gain) loss on sale and disposal of equipment	(233,473)	1,071	(233,473)	1,071
Interest and other income	(5,010)	(25,351)	(7,006)	(32,251)
Adjusted EBITDA*	$(1,534,079)	$(621,488)	$(873,247)	$6,124,431

* Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, warrants issued, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain on sale of investments, loss on disposal of assets, patent litigation and defense costs, etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our leverage and fixed charge ratio covenants associated with our 2014 Credit Agreement require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION

Condensed Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$567,186	$804,737
Accounts receivable, net	2,702,728	7,037,419
Prepaid expenses and other current assets	1,107,509	1,072,479
Inventories	358,131	308,297
Income tax receivable	223,847	222,447
Total current assets	4,959,401	9,445,379

Property and Equipment, net	37,613,135	36,494,661
Goodwill	301,087	301,087
Other Assets	180,730	180,730

TOTAL ASSETS	$43,054,353	$46,421,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$2,169,601	$3,039,859
Current portion of long-term debt	363,106	314,263
Total current liabilities	2,532,707	3,354,122

Long-Term Liabilities
Senior revolving credit facility, net of unamortized deferred loan costs of $508,176 and $532,870, respectively	22,693,193	20,173,371
Long-term debt, less current portion	470,303	590,505
Deferred income taxes, net	2,608,336	4,417,043
Total long-term liabilities	25,771,832	25,180,919
Total Liabilities	28,304,539	28,535,041

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-

Common stock. $.005 par value, 100,000,000 shares authorized, 38,233,760 and 38,230,729 shares issued, respectively; 103,600 shares of treasury stock; and 38,130,160 and 38,127,129 shares outstanding, respectively	190,650	190,634
Additional paid-in capital	14,171,765	13,852,563
Accumulated earnings	387,399	3,843,619
Total stockholders' equity	14,749,814	17,886,816

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$43,054,353	$46,421,857

ENSERVCO CORPORATION

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
OPERATING ACTIVITIES
Net income (loss)	$(2,380,651)	$(1,614,511)	$(3,456,220)	$1,277,369
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	1,617,620	1,439,838	3,365,592	2,762,772
(Gain) loss on disposal of equipment	(233,473)	1,071	(233,473)	1,071
Deferred income taxes	(1,239,865)	(852,517)	(1,808,707)	809,165
Stock-based compensation	167,071	180,211	317,504	271,271
Stock issued for services	-	-	1,714	-
Amortization of debt issuance costs	39,123	28,891	74,694	57,783
Bad debt expense	47,790	8,620	86,949	12,845
Changes in operating assets and liabilities
Accounts receivable	1,014,538	11,320,218	4,247,742	10,789,128
Inventories	(62,153)	38,992	(49,834)	85,236
Prepaid expense and other current assets	(45,044)	156,061	(35,030)	541,704
Income taxes receivable	13,208	(129,606)	(1,400)	(129,606)
Accounts payable and accrued liabilities	(231,657)	(3,978,717)	(870,258)	(3,764,525)
Income taxes payable	-	(56,205)	-	-
Net cash provided by (used in) operating activities	(1,293,493)	6,542,346	1,639,273	12,714,213

INVESTING ACTIVITIES
Purchases of property and equipment	(67,642)	(792,723)	(4,572,318)	(3,145,102)
Proceeds from disposal of equipment	321,725	5,000	321,725	5,000
Net cash provided by (used in) investing activities	254,083	(787,723)	(4,250,593)	(3,140,102)

FINANCING ACTIVITIES
Net credit facility borrowings (payments)	53,647	(5,988,003)	2,495,128	(10,081,143)
Repayment of long-term debt	(35,830)	(37,335)	(71,359)	(167,860)
Payment of debt issuance costs	-	-	(50,000)	-
Proceeds from exercise of warrants	-	-	-	77,100
Proceeds from exercise of stock options	-	171,400	-	186,034
Excess tax benefits from exercise of options and warrants	-	81,291	-	218,122
Net cash provided by (used in) financing activities	17,817	(5,772,647)	2,373,769	(9,767,747)

Net Decrease in Cash and Cash Equivalents	(1,021,593)	(18,024)	(237,551)	(193,636)

Cash and Cash Equivalents, Beginning of Period	1,588,779	778,446	804,737	954,058

Cash and Cash Equivalents, End of Period	$567,186	$760,422	$567,186	$760,422

Supplemental cash flow information consists of the following:
Cash paid for interest	$410,895	$220,369	$620,831	$557,530
Cash paid for taxes	$-	$2,874	$1,400	$2,874

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Cashless exercise of stock options and warrants	$-	$433	$-	$2,752

See notes to condensed consolidated financial statements.